UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2017

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

During the period following June 5, 2017, Marina Biotech, Inc. (the “Company”) issued convertible promissory notes of the Company (the “Notes”) in the aggregate principal amount of $220,000 to accredited investors. The Notes were issued as part of the offering being conducted pursuant to that certain Note Purchase Agreement (the “Note Purchase Agreement”) that the Company originally entered into with certain accredited investors on June 5, 2017. The Notes bear interest at a rate of five percent (5%) per annum and are due and payable at any time on or after the earlier of (i) June 1, 2018 and (ii) the occurrence of an event of default (as defined in the Note Purchase Agreement). As a result of the sale of the Notes described in this Item 3.02, the aggregate principal amount of the Notes that the Company has issued pursuant to the Note Purchase Agreement is $400,000.

Upon written notice delivered to the Company by the holders of a majority in interest of the aggregate principal amount of Notes that are outstanding at the time of such calculation (the “Majority Holders”) not more than five (5) days following the maturity date of the Notes, the Majority Holders shall have the right, but not the obligation, on behalf of themselves and all other holders of Notes, to elect to convert the entire unpaid principal amount of all, but not less than all, of the Notes and the accrued and unpaid interest thereon into such number of shares of the common stock of the Company as is equal to, with respect to each Note: (x) the entire unpaid principal amount of such Note and the accrued and unpaid interest thereon on the date of the delivery of such election notice by (y) $0.35.

The Company issued the Notes in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, as a transaction not involving any public offering.

The foregoing description of the Note Purchase Agreement, the Notes and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note and the Note Purchase Agreement, a copy of which were filed as Exhibit 4.1 and Exhibit 10.2, respectively, to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on June 7, 2017, and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2017, the Company appointed Vuong Trieu, Ph.D. to serve as Executive Chairman of the Company, effective immediately. In such capacity, Dr. Trieu shall have the authority to act in a management capacity on behalf of the Company. Dr. Trieu is not entering into, or amending, any compensatory arrangement with the Company in connection with his appointment as Executive Director.

Dr. Trieu has served as a director of the Company, and as the Chairman of its Board of Directors, since November 2016. Dr. Trieu currently serves as the Chairman of the Board and the Chief Executive Officer at Autotelic Inc. (since May 2014), as the Chairman of the Board and the Chief Regulatory Officer at each of Glucotelic Inc. (since November 2016), Osteotelic Inc. (since July 2016), Oncotelic Inc. (since October 2015) and Stocosil (since February 2015), and as the Chairman of the Board and the Chief Operating Officer at LipoMedics Inc. (since August 2015). He previously served as Chairman of the Board and President of IThenaPharma Inc. from August 2014 until that entity’s merger with Marina Biotech in November 2016, as the Chief Scientific Officer of Sorrento Therapeutics, Inc. from September 2013 until May 2014, as the President and Chief Executive Officer at IgDraSol Inc. from January 2012 until August 2013, as the President and Chief Executive Officer at Biomiga Diagnostics from 2011 until August 2013, and as the Director of Biology / Pharmacology at Abraxis BioScience from November 2002 until July 2011. He also served as a member of the Board of Directors of Sorrento Therapeutics, Inc. from September 2013 until August 2014. Dr. Trieu received a Ph.D. in microbiology / molecular biology from the University of Oklahoma.

Dr. Trieu was appointed to serve as a director pursuant to that certain Agreement and Plan of Merger dated as of November 15, 2016 by and among the Company, Ithena Acquisition Corporation, IthenaPharma Inc. and Dr. Trieu as the representative of the stockholders of IthenaPharma Inc. (the “Merger Agreement”, and the transaction effected thereby, the “Merger”). Other than as a result of the Merger Agreement, the transactions contemplated thereby and the agreements entered into in connection therewith, there are no arrangements or understandings between Dr. Trieu and any other persons pursuant to which Dr. Trieu was selected as a director. There are also no family relationships between Dr. Trieu and any director or executive officer of the Company, other than that Falguni Trieu, the Director of Business Development, is the spouse of Dr. Trieu.

In addition, there are no transactions between the Company and Dr. Trieu or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, other than that: (A) the Company and Dr. Trieu are parties to a Line Letter pursuant to which Dr. Trieu offered to the Company an unsecured line of credit in an amount not to exceed $540,000, to be used for current operating expenses; (B) Dr. Trieu is the Chief Executive Officer of Autotelic LLC, with which entity the Company entered into a License Agreement dated November 15, 2016; (C) Dr. Trieu is the Chairman of the Board of Directors of Autotelic Inc., with which entity the Company entered into a Master Services Agreement dated November 15, 2016, and which entity offered to the Company an unsecured line of credit in an amount not to exceed $500,000 in April 2017; and (D) Dr. Trieu is the Chairman of the Board of Directors and Chief Operating Officer of LipoMedics Inc., with which entity the Company entered into a License Agreement and a Stock Purchase Agreement, each dated February 6, 2017. Immediately following the completion of the Merger, Autotelic LLC owned approximately 25.8% of the issued and outstanding shares of the common stock of the Company and Autotelic Inc. owned approximately 5.9% of the issued and outstanding shares of the common stock of the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Promissory Note of Marina Biotech, Inc. (filed as Exhibit 4.1 to the Current Report on Form 8-K of Marina Biotech, Inc. dated June 5, 2017, and incorporated herein by reference).

10.1	Note Purchase Agreement by and among Marina Biotech, Inc. and the lenders named on the signature pages thereto (filed as Exhibit 10.2 to the Current Report on Form 8-K of Marina Biotech, Inc. dated June 5, 2017, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

July 3, 2017	By:	/s/ Vuong Trieu
	Name:	Vuong Trieu
	Title:	Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Convertible Promissory Note of Marina Biotech, Inc. (filed as Exhibit 4.1 to the Current Report on Form 8-K of Marina Biotech, Inc. dated June 5, 2017, and incorporated herein by reference).

10.1	Note Purchase Agreement by and among Marina Biotech, Inc. and the lenders named on the signature pages thereto (filed as Exhibit 10.2 to the Current Report on Form 8-K of Marina Biotech, Inc. dated June 5, 2017, and incorporated herein by reference).